UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Inventergy Global, Inc. (the “Company”) reorganized its financial operations in an effort to improve its financial management processes and to reduce overall operating expenses. On April 20, 2015, the Board of Directors (the “Board”) of the Company determined to terminate Stephen Huang as Chief Financial Officer of the Company and replace this position and certain services of an outside accounting firm utilized by the Company with consulting services from The Brenner Group, Inc., a financial consultancy firm (the “The Brenner Group”). Accordingly, on April 20, 2015, the Board appointed John Niedermaier as the Company’s Chief Financial Officer. Mr. Niedermaier will act as Chief Financial Officer pursuant to a consulting agreement with The Brenner Group, which was entered into by the Company on April 20, 2015 (the “Consulting Agreement”). Mr. Huang is assisting in the transition of financial operations to Mr. Niedermaier.

Pursuant to the terms of the Consulting Agreement, the Company will pay to The Brenner Group for Mr. Niedermaier’s services a fee of $275.00 per hour and will reimburse Mr. Niedermaier for all travel and out of pocket expenses incurred in connection with his services. The Consulting Agreement has a one-year term expiring on April 30, 2016, but will be automatically extended for successive three (3) month periods unless terminated by either the Company or The Brenner Group, at any time, upon one (1) month written notice.

Mr. Niedermaier, age 58, is currently a senior Chief Financial Officer with The Brenner Group, a position he has held since October 2014. He currently also serves as Chief Financial Officer of Pristine Sun, LLC on a contract basis. Prior to his employment with The Brenner Group, Mr. Niedermaier acted as Chief Financial Officer of PureWave Networks, Inc., a wireless technology company, from November 2013 to July 2014. Prior to PureWave Networks, Inc., Mr. Niedermaier worked as the Chief Financial Officer at Neato Robotics, Inc. from April 2012 through March 2013 and at Tigo Energy, Inc. from April 2011 through April 2012. From 2002 through 2010, Mr. Niedermaier worked at ADC Telecommunications, Inc., and had the title of Vice President, GM immediately prior to his departure. Mr. Niedermaier began his career at KPMG. Mr. Niedermaier holds a B.S. in Business Administration and Accounting from Wayne State University.

Other than as set out in the Consulting Agreement, there are (a) no understandings or arrangements between Mr. Niedermaier and any other person pursuant to which he was appointed as Chief Financial Officer of the Company and (b) Mr. Niedermaier has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Niedermaier has no family relationship with any director or executive officer of the Company.

Item 8.01	Other Events.

On April 22, 2015, the Company issued a press release announcing the appointment of Mr. Niedermaier as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer

Exhibit Index

99.1	Press Release, dated April 22, 2015